Exhibit 15

Acknowledgement of Independent Auditor

We are aware of the incorporation by reference in the Registration Statement (Form S-8) pertaining to the WellChoice, Inc. 2003 Omnibus Incentive Plan and WellChoice, Inc. 2003 Employee Stock Purchase Plan of our report dated October 10, 2003 relating to the unaudited consolidated interim financial statements of WellChoice, Inc. that are included in its Form 10-Q for the quarter ended September 30, 2003.

/s/    Ernst & Young LLP

New York, NY

October 10, 2003